SOBERMAN LLP
CHARTERED ACCOUNTANTS

March 29, 2011

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Commissioners:

Re: Joshua Gold Resources Inc (formerly Bio-Carbon Systems International Inc.)

We have read the statements made by Bio-Carbon Systems International Inc., which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report to be filed on March 31, 2011. We agree with the statements concerning our Firm in such Form 8-K.

Yours very truly,

SOBERMAN LLP

Soberman LLP

Paul Rhodes
Partner
Direct Line: 416 963-7217
Email: prhodes@soberman.com

PR:mk